                                                                Exhibit 99(b)(1)

                               CREDIT AGREEMENT
                   (ACQUISITION / REVOLVING LINE OF CREDIT)



                         DATED AS OF November 16, 1999


                                     AMONG

                                N'TANDEM TRUST,
                  an unincorporated California Business Trust
                                 AS BORROWER,

                            CP LIMITED PARTNERSHIP,
                        a Maryland limited partnership
                                AS CP LIMITED,

                                      AND

                        U.S. BANK NATIONAL ASSOCIATION
                                    AS BANK

                               CREDIT AGREEMENT
                   (Acquisition / Revolving Line Of Credit)

     This Credit Agreement, dated as of November 16, 1999, is among N'TANDEM TRUST, an unincorporated California Business Trust (the "Borrower"), CP LIMITED
                                                         --------
PARTNERSHIP, a Maryland limited partnership (the "CP Limited"), and U.S. BANK
                                                  ----------
NATIONAL ASSOCIATION (the "Bank").
                           ----

                                   RECITALS

     A. The Borrower is primarily engaged in the business of directly and indirectly through its Subsidiaries, acquiring, owning, managing, developing, renovating and expanding manufactured home communities. The Borrower intends from time to time to acquire manufactured housing communities.

     B.   The Borrower's single largest shareholder is CP Limited.

     C. CP Limited is the operating partnership of Chateau Parent and an Affiliate of Borrower.

     D. The Borrower has applied to the Bank for the extension of credit to fund such acquisitions and provide for working capital line of credit.

     E. The Bank is willing to extend credit for such acquisitions and a working capital line of credit pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which a natural person or an Entity or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Advance" means a disbursement under the Loan.

     "Advance Request" means the written request for Advances made by Borrower and more particularly described in Section 4.3 below, in the form attached as
                                   -----------
Exhibit A.
---------

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Execution Date" means the date this Agreement has been fully executed and delivered by all parties hereto.

     "Approved Ground Leases" means (i) the ground lease at the Anchor North Bay Mobile Home Park, Florida, (ii) the ground lease at the Dud's/Cedar Grove Mobile Home Park, Connecticut, (iii) the ground lease at the Evergreen Mobile Home Park, Florida, (iv) the ground lease at the India Rocks Mobile Home Park, Florida, (v) the ground lease at the Shady Lane Village Mobile Home Park, Florida, (vi) the ground lease at the Camp Inn RV Park, Florida, (vii) the ground lease at the Crystal Lake Mobile Home Park, Florida, (viii) the ground lease at the Tarpin Glen Mobile Home Park, Florida (ix) the Winter Paradise RV Park, Florida, (x) three ground leases covering 209 acres of land at the Colony Cove project in Ellenton, Florida, (xi) the ground lease covering 40.3 acres of land at the Colony Project in Rancho Mirage, California and (xii) those ground leases which affect Projects subsequently acquired by CP Limited or its Subsidiaries and which (A) are Financeable Ground Leases and (B) do not cause the aggregate Net Operating Income of all Projects then included in Unencumbered Assets which are subject to a ground lease to exceed (a) prior to November 1, 1999, twenty percent (20%) of the aggregate Net Operating Income of all Unencumbered Assets and (b) from and after November 1, 1999, fifteen percent (15%) of the aggregate Net Operating Income of all Unencumbered Assets.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" of an Entity means any of the President, the Chief Executive Officer, any Executive Vice President, the Chief Operating Officer, the Chief Financial Officer or any Vice President, acting singly of that Person.

     "Borrower" means N'Tandem Trust, an unincorporated California business trust, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Business Day" means every day except a Saturday, Sunday or public holiday on which the Bank is required or permitted to be closed.

     "CSI" means Community Sales, Inc., an Unconsolidated Subsidiary of Chateau Parent which buys manufactured homes and sells and finances the sales of such manufactured homes to lessees at Borrower's and CP Limited's manufactured home communities. Chateau Parent owns all of the preferred stock and 5% of the common stock of CSI.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

     "Capitalized Lease" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person, if such Person is or were an Entity.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP, if such Person is or were an Entity.

     "Cash Equivalents" means, as of any date:

          (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

          (ii) mutual funds organized under the United States Investment Company Act rated AAm or Aam-G by S&P, P-1 by Moody's and A by Fitch;

          (iii) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P, not less than P-1 by Moody's and F-1 by Fitch (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

          (iv) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody's and which has a long term unsecured debt rating of not less than A1 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

          (v) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody's and having a long term debt rating of not less than A1 by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

          (vi) repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody's which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

          (vii) short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody's maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

          (viii) commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody's and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least Al by Moody's.

     "Change in Control" means, with respect to CP Limited, that CP Limited's management and directors shall cease to beneficially own in the aggregate a minimum of 2,000,000 shares of the common stock of Chateau Parent (or the equivalent in operating partnership units in CP Limited), and with respect to Borrower, it shall mean that Chateau Parent shall own less than the majority interest of the Borrower.

     "Chateau Parent" means Chateau Communities, Inc., a Maryland corporation.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment Amount" means Twenty Million Dollars ($20,000,000.00).

     "Consolidated Debt Service" means, for any period, (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of all dividend
                                 ----
payments on preferred stock issued by either of the General Partners, CP Limited or any of its Consolidated Subsidiaries required to be made during such period plus (c) the aggregate amount of scheduled principal payments of indebtedness
----
(excluding optional prepayments and scheduled principal payments due on maturity of any Indebtedness) required to be made during such period by either of the General Partners, CP Limited or any of its Consolidated Subsidiaries plus (d) a
                                                                     ----
replacement reserve for such period calculated at the rate of $50.00 per annum per homesite for all homesites owned or leased by CP Limited or any of its Consolidated Subsidiaries as of the end of such period plus (e) without
                                                       ----
duplication of the foregoing, the Consolidated Group Pro Rata Share of the Unconsolidated Debt Service. In calculating Consolidated Debt Service for any period, the Consolidated Debt Service attributable to any Indebtedness first incurred or preferred stock first issued by either of the General Partners, CP Limited or its Consolidated Subsidiaries during such period shall be increased for purposes of this definition to reflect the full amount of interest, dividends and scheduled principal payments that would have been payable if such Indebtedness or preferred stock, as the case may be, had been outstanding for the full period (except to the extent such

Indebtedness or preferred stock refinances or replaces previously existing Indebtedness or preferred stock, respectively).

     "Consolidated Group Pro Rata Share" means, with respect to any Unconsolidated Subsidiary, the percentage of the total equity ownership interests held by CP Limited and its Consolidated Subsidiaries in the aggregate, in such Unconsolidated Subsidiary, determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Unconsolidated Subsidiary held by CP Limited and its Consolidated Subsidiaries in the aggregate and (ii) the percentage of the total book value of such Subsidiary that would be received by CP Limited and its Consolidated Subsidiaries in the aggregate, upon liquidation of such Unconsolidated Subsidiary after repayment in full of all Indebtedness of such Unconsolidated Subsidiary.

     "Consolidated Interest Expense" means, for any period, the amount of interest expense of the General Partner, CP Limited and its Consolidated Subsidiaries for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP. In calculating Consolidated Interest Expense for any period, the interest expense on any Indebtedness first incurred during such period shall be increased for purposes of this definition to reflect the full amount of interest that would have been payable had such Indebtedness been outstanding for the full period (except to the extent such Indebtedness refinances previously existing Indebtedness).

     "Consolidated Market Value" means, as of any date, an amount equal to the sum of (i) EBITDA (excluding any portion of EBITDA attributable to Development Projects) for the most recent fiscal quarter for which CP Limited has reported results under Section 6.1, multiplied by 4 and divided by (I) with respect to
              -----------  ----------          -------
that portion of EBITDA attributable to CSI, 0.15, and (II) with respect to all other EBITDA, 0.095 plus (ii) with respect to Development Projects, the greater of (A) EBITDA attributable to such Development Projects for such most recent fiscal quarter multiplied by 4 and divided by 0.095 and (B) an imputed value
               ----------          -------
equal to 75% of the portion of CP Limited's investment in such entity (whether as an equity contribution, a loan or Indebtedness of such entity which is guaranteed by CP Limited), provided that (1) the imputed value in clause (B) shall not be used at any time after the first quarter in which the EBITDA-based amount in clause (A) has exceeded the amount in clause (B), (2) such imputed value under clause (B) shall not exceed five percent (5%) of Consolidated Market Value and (3) Bank shall be provided from time to time with quarterly reports on the status and asset value of the land development program for all Development Projects plus (iii) 75% of the Consolidated Group Pro Rata Share of the book value (determined in accordance with GAAP) of CSI's inventory of manufactured homes.

     "Consolidated Net Income" means, for any period, consolidated net income (or loss) of CP Limited and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there
                                                            --------
shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of CP Limited or is merged into or consolidated with CP Limited or any of its Subsidiaries and (b) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

     "Consolidated Net Worth" means, as of any date of determination, an amount equal to (a) Consolidated Market Value minus (b) Consolidated Outstanding
                                       -----
Indebtedness as of such date.

     "Consolidated Outstanding Indebtedness" means, as of any date of determination, without duplication, the sum of (i) all Indebtedness of the General Partners, CP Limited and its Consolidated Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP, (ii) the Consolidated Group Pro Rata Share of the indebtedness for borrowed money of Unconsolidated Subsidiaries outstanding at such date and (iii) 100% of all Indebtedness of CSI other than CSI's indebtedness for borrowed money, to the extent in excess of three percent (3%) of Consolidated Market Value.

     "Consolidated Secured Indebtedness" means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of CP Limited and its Consolidated Subsidiaries outstanding at such date secured by any Lien on the Property of CP Limited (including without limitation its interests in the Consolidated Subsidiaries) or of its Consolidated Subsidiaries, without regard to recourse, plus (b) the Consolidated Group Pro Rata Share of Indebtedness of the Unconsolidated Subsidiaries outstanding at such date secured by any Lien on the Property of the Unconsolidated Subsidiaries.

     "Consolidated Senior Unsecured Indebtedness" means, as of any date of determination, the aggregate principal amount of all Senior Unsecured Indebtedness of the General Partners, Borrower, CP Limited and its Consolidated Subsidiaries outstanding at such date, including without limitation all the outstanding Indebtedness under this Agreement as of such date, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Subsidiary" means (i) any Subsidiary of CP Limited which is consolidated for financial reporting purposes with CP Limited pursuant to GAAP and (ii) any 99% Partnership, whether or not consolidated for financial reporting purposes with CP Limited pursuant to GAAP.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, or CP Limited and any of its Subsidiaries, are treated as a single employer under Section 414(b) or (c) of the Code.

     "CP Limited" means CP Limited Partnership, a Maryland limited partnership.


     "Default" means an event of Default described in ARTICLE VII.
                                                      -----------

     "Development Project" means any land and related site improvements under development for use as a manufactured home community which is owned by either the Borrower or CP Limited or by a joint venture, limited liability company or other entity with respect to which either Borrower or CP Limited (i) has invested through a loan to such entity or an equity contribution to such entity or by guaranteeing the Indebtedness of such entity all or substantially all of the development costs and (ii) has the right to acquire 100% of the equity interests of such entity under a purchase price established by formula in an agreement with such entity or with the other owners of such entity.

     "EBITDA" means earnings before interest, taxes (other than real estate taxes), depreciation and amortization, as reported by the Borrower and CP Limited and its Subsidiaries on a consolidated basis, plus a percentage of
                                                      ----
EBITDA of any Unconsolidated Subsidiary equal to the Consolidated Group Pro Rata Share in such Unconsolidated Subsidiary held by Borrower or CP Limited or any Consolidated Subsidiary, plus all EBITDA of any Unconsolidated Subsidiary all of the Indebtedness of which is guaranteed by the Borrower or CP Limited or a Consolidated Subsidiary and included in Consolidated Outstanding Indebtedness (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories), all as calculated in accordance with GAAP. The annualized EBITDA for any Entity or Property will be calculated by determining actual EBITDA for the most recently ended fiscal quarter and annualizing the same (provided that in calculating EBITDA for any quarter, EBITDA attributable to any Projects first acquired or opened by Borrower or CP Limited during such quarter shall be increased for purposes of this definition to reflect the full amount of EBITDA that would have been generated by such Project if it had been owned or opened for the full quarter.)

     "Entity" means any Person other than a natural person.

     "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower or CP Limited or any Subsidiary or any of their respective assets or Projects.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Financeable Ground Lease" means a ground lease satisfactory to the Bank's counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee ("Mortgagee") which include, among other things
                                ---------
(i) a remaining term of no less than 25 years from the Agreement Execution Date,
(ii) that the lease will not be terminated until the Mortgagee has received notice of a default and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so, (iii) a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) free transferability of the tenant's interest under the ground lease and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of a leasehold mortgage.

     "Financial Undertaking" of a Person means (i) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or (ii) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     "Fitch" means Fitch Investor Services, Inc. and its successors.

     "Funds From Operations" means, for any period, Consolidated Net Income for such period, excluding gains (losses) from debt restructuring and sales of property, plus depreciation and amortization, after adjustments for unconsolidated joint venture and partnerships.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.
                                                               -----------

     "General Partners" means ROC and Chateau Parent.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" means CP Limited, who has or will execute and deliver the Guaranty Agreement to the Bank in connection with this Agreement.

     "Guaranty Agreement" means the continuing guarantee agreement executed and delivered by CP Limited to the Bank, as the same may be amended, restated, modified or supplemented from time to time.

     "Guarantee Obligation" means, as to any Person (the "guaranteeing person"),
                                                          -------------------
any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity, express guaranty of payment, or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Bank in good faith.

     "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of CP Limited, Guarantee Obligations of CP Limited in respect of primary obligations of any Consolidated Subsidiary), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, and (h) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. Notwithstanding the foregoing, but without limitation on its scope, the Guarantee Obligations of CP Limited under the Guaranty Agreement shall be included as Indebtedness of CP Limited.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means the revolving loan commitment in the maximum principal amount of $20,000,000.00 made available to the Borrower by the Bank under the terms of this Agreement and the Loan Documents.

     "Loan Documents" means this Agreement, the Note, the Guaranty Agreement and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

     "Market Value" means, as of any date for any Subsidiary, an amount equal to EBITDA for such Subsidiary for the most recent fiscal quarter for which such Subsidiary has reported results, multiplied by 4 and divided by 0.095.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property or condition (financial or otherwise) of the Borrower, or CP Limited and its Subsidiaries taken as a whole, (ii) the ability of the Borrower and CP Limited to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

     "Material Subsidiary" means each Subsidiary that owns a Substantial Portion of the aggregate Property of CP Limited and its Subsidiaries, as a whole.

     "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea formaldehyde insulation.

     "Maturity Date" means (i) a date twenty-four (24) months after the date of this Agreement or (ii) the date on which the Loan is accelerated as a consequence of any Default.

     "Maximum Legal Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note, or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provision of the Loan.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or CP Limited or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions and which otherwise is a "Multiemployer Plan" as defined in Section 3(37) of ERISA.

     "Net Operating Income" means, with respect to any Project for any period, "property rental and other income" (as determined by GAAP) attributable to such Project accruing for such period minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs. As used herein "Management Fees" means, with respect to each Project for any period, an amount equal to two and one-half percent (2.5%) of the aggregate rent due and payable for such period under leases with tenants at such Project. In calculating Net Operating Income attributable to any Project first acquired or opened by Borrower or CP Limited or its Subsidiaries during a quarter, "property rental and other income" and expenses shall be adjusted for purposes of this definition to reflect the full amount of "property rental and other income" and expenses that would have been attributable to such Project if it had been owned or opened for the full quarter.

     "99% Partnership" means any limited partnership in which CP Limited holds at least 99% of the partnership interests as a limited partner and Chateau Parent, directly or indirectly, is the sole general partner and holds not more than 1% of the partnership interests.

     "Note" means the Revolving Promissory Note of even date herewith in the stated amount of $20,000,000.00 made by Borrower to the order of the Bank, as the same may be modified, amended, extended, replaced or restated.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Note, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Bank, or any indemnified party hereunder arising under the Loan Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Acquisitions" are defined in Section 6.14.
                                             ------------

     "Permitted Liens" are defined in Section 6.15.
                                      ------------

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower, CP Limited or any member of the Controlled Group may have any liability.

     "Project" means any real estate asset owned by Borrower or CP Limited or any of its Subsidiaries and operated as a manufactured home community.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reportable Event" means a reportable event as defined in Section 4043(c) (but not (c) (a) or (ii)) of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of
Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "ROC" means ROC Communities, Inc., a Maryland corporation.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Senior Unsecured Indebtedness" means all Indebtedness other than Subordinated Indebtedness of any Person that is not secured by a Lien on any asset of such Person.

     "Single Employer Plan" means a Plan maintained by the Borrower or CP Limited or any member of the Controlled Group for employees of the Borrower or CP Limited or any member of the Controlled Group.

     "Subordinated Indebtedness" means Indebtedness which is contractually subordinated to the Obligations on terms reasonably acceptable to the Bank.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so directly or indirectly owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the CP Limited.

     "Substantial Portion" means, with respect to the Property of CP Limited and its Subsidiaries, Property which (i) as of the date of determination represents more than 10% of the consolidated assets of CP Limited and its Subsidiaries as would be shown in the consolidated financial statements of CP Limited and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the Consolidated Net Income of CP Limited and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Unconsolidated Debt Service" means, for any period, without duplication,
(a) Unconsolidated Interest Expense for such period plus (b) the aggregate
                                                    ----
amount of all dividend payments on preferred stock issued by any Unconsolidated Subsidiary required to be made during such period plus (c) the aggregate amount
                                                  ----
of scheduled principal payments of Indebtedness (excluding optional prepayments and scheduled principal payments due on maturity of any Indebtedness) required to be made during such period by any Unconsolidated Subsidiary plus (d) a
                                                               ----
replacement reserve for such period calculated at the rate of $50.00 per annum per homesite for all homesites owned by any Unconsolidated Subsidiary as of the end of such period. In calculating Unconsolidated Debt Service for any period, the Unconsolidated

Debt Service attributable to any Indebtedness first incurred or preferred stock first issued by any Unconsolidated Subsidiary during such period shall be increased for purposes of this definition to reflect the full amount of interest, dividends and scheduled principal payments that would have been payable if such Indebtedness or preferred stock, as the case may be, had been outstanding for the full period (except to the extent such Indebtedness refinances previously existing Indebtedness).

     "Unconsolidated Interest Expense" means, for any period, without duplication, the amount of interest expense of the Unconsolidated Subsidiaries for such period on the aggregate principal amount of their Indebtedness, determined in accordance with GAAP. In calculating Unconsolidated Interest Expense for any period, the interest expense on any Indebtedness first incurred during such period shall be increased for purposes of this definition to reflect the full amount of interest that would have been payable had such Indebtedness been outstanding for the full period (except to the extent such Indebtedness refinances previously existing Indebtedness).

     "Unconsolidated Subsidiary" means any Subsidiary of CP Limited which is not consolidated for financial reporting purposes with Borrower pursuant to GAAP.

     "Unencumbered Asset" means any Project owned by CP Limited, a Wholly-Owned Subsidiary or Borrower which Project, at any date of determination, (a) is not subject to any Liens or claims, including restrictions on transferability or assignability of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary, provided that an Unencumbered Asset may be subject to (i) Approved Ground Leases, (ii) Permitted Liens other than those identified in Sections 6.15(v) and (vi), and (iii) any restriction on
                         -------------------------
sale imposed in connection with the acquisition of a Project in exchange for an interest in CP Limited) (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project, and (ii) if applicable, the organizational documents of any Subsidiary) which prohibits or limits the ability of CP Limited or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of CP Limited or any of its Subsidiaries, including, without limitation, any negative pledge or similar covenant or restriction, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Liens) on any assets or Capital Stock of CP Limited or any of its Subsidiaries, or would entitle any Person to the benefit of any Lien (other than Permitted Liens) or such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), (d) has been improved with a manufactured home community and has all approvals necessary for occupancy of the improved portion of such Project and
(e) if owned by a Wholly-Owned Subsidiary or a 99% Partnership, is owned by an entity which has no Indebtedness for borrowed money, whether secured or unsecured. For the purposes of this Agreement, any Project of a Subsidiary shall not be deemed to be unencumbered unless both (i) such Project and (ii) all Capital Stock of such Subsidiary held by CP Limited is unencumbered. In the event that any credit or other agreement of the Borrower requires maintenance of unencumbered assets, an asset hereunder shall not be deemed to be unencumbered unless there are sufficient unencumbered assets of CP Limited to satisfy both the covenants with respect to Unencumbered Assets contained herein and the requirements of any such other agreement.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Unrestricted Cash and Cash Equivalents" means, as of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash then held by CP Limited or any of its Consolidated Subsidiaries and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by CP Limited or any of its Consolidated Subsidiaries. As used in this definition, "Unrestricted" means the specified asset is not subject to any Liens in favor of any Person.

     "Unsecured Indebtedness" means all Indebtedness of any Person that is not secured by a Lien on any asset of such Person.

     "Value of Unencumbered Assets" means, as of any date, an amount equal to the sum of (i) Net Operating Income attributable to Unencumbered Assets for the most recent full fiscal quarter for which CP Limited has reported results under
Section 6.1 (excluding any portion of Net Operating Income attributable to
-----------
Unencumbered Assets acquired by CP Limited or its Wholly-Owned Subsidiaries or the 99% Partnerships during or after such period) multiplied by 4, and divided
                                                  -------------        -------
by 0.095, plus (ii) with respect to those Unencumbered Assets so acquired by CP
--        ----
Limited or its Wholly-Owned Subsidiaries or the 99% Partnerships during such period of one full fiscal quarter, CP Limited's estimated annual Net Operating Income for such Unencumbered Assets based on leases in existence at the date of such acquisition divided by 0.095.
                 ----------

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II
                                  THE CREDIT
                                  ----------

     2.1  Establishment of Credit Facility.  Upon the terms and subject to the
          --------------------------------
conditions hereafter set forth, the Bank agrees to make Advances available to the Borrower to finance the acquisition of manufactured housing communities and to provide for a working capital line of credit. The total amount which the Bank may from time to time commit to lend to the Borrower hereunder shall at no time exceed the Commitment Amount.

     2.2  Revolving Credit.  This Loan shall be a revolving credit, against
          ----------------
which Advances may be made to Borrower, repaid by Borrower and additional Advances made to Borrower, subject to the limitations contained in this Agreement.

     2.3  The Loan.
          --------

          (i)      The Note. The Borrower's obligation to pay the principal of
                   --------
and interest on the Loan shall be evidenced by Borrower's Note which shall (a) be duly executed and delivered by Borrower, (b) be dated as of the date hereof,
(c) be in the stated principal amount of the Loan, (d) mature on the Maturity Date, (e) bear interest as provided in the Note, and (f) be entitled to the benefits of this Agreement and the Loan Documents.

          (ii)     Term.  The Loan shall have a term which commences as of the
                   ----
date hereof and expires on the Maturity Date.

          (iii)    Interest and Payment. Advances outstanding under the Note
                   --------------------
shall bear interest at the Adjusted LIBOR Rate, as set forth in the Note, from the date of disbursement until the Maturity Date or the occurrence of any Default, in which event all Obligations shall bear interest at the Default Rate as defined in the Note. If not sooner paid, all outstanding obligations owing under the Loan Documents shall be paid in full on the Maturity Date.

          (iv)     Minimum Amount of Each Advance. Each Advance shall be in the
                   ------------------------------
minimum amount of $250,000 (and in multiples of $50,000 if in excess thereof).

          (v)      Evidence of Obligations Under Loan. Amounts outstanding under
                   ----------------------------------
the Loan and the Borrower's Obligations to the Bank in connection with the Loan shall be evidenced by the Note, the Loan Documents, and this Agreement.

          (vi)     Default Rate; Late Charges. Upon the occurrence of a Default
                   --------------------------
under the Loan, the Bank shall have the right to collect interest on the outstanding indebtedness under the Loan at the Default Rate, as set forth in the Note; provided that any interest at the Default Rate which has accrued shall be paid at the time of and as a condition precedent to the curing of any Default under the Loan. In the event any payment of principal, interest, or other sum due in connection with the Loan is not made within ten (10) days after the due date, the Bank may, at its option, require the payment of a late charge in the amount of four percent (4%) of the delinquent sum ("Late Charge").

          (vii)    Guaranty Agreement. The Obligations will be guaranteed by the
                   ------------------
Guaranty Agreement executed and delivered by Guarantor in form and substance satisfactory to the Bank, jointly and severally guaranteeing the prompt and full payment of the Obligations when due or declared to be due and at all time thereafter.

          (viii)   Prepayment of Principal. Borrower shall have the right to
                   -----------------------
prepay the Loan, in whole or in part, at any time and from time to time.

          (ix)     Payments Due on Days Other than Business Days. Whenever any
                   ---------------------------------------------
payment to be made under this Agreement or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable at the applicable rate during such extension.

     2.4  Method of Payment.  All payments of the Obligations hereunder shall be
          -----------------
made, without setoff, deduction, or counterclaim, in immediately available funds to the Bank at the Bank's address specified pursuant to ARTICLE XII, by noon
                                                        -----------
(Denver, Colorado time) on the date when due and shall be applied as expressly provided herein.

                                  ARTICLE III
                            CHANGE IN CIRCUMSTANCES
                            -----------------------

     3.1  Yield Protection. If (a) any change in any law, governmental or quasi-
          ----------------
governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) in effect on the Agreement Execution Date, or a change in any interpretation thereof, or the compliance by the Bank therewith, or (b) the enactment following the Agreement Execution Date of any new law, governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance by the Bank therewith, results in:

          (i) the Bank being subjected to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of the Bank), or the basis of taxation of payments to the Bank in respect of its Loan or other amounts due it hereunder being changed, or

          (ii) any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank being imposed, increased or deemed applicable, or

          (iii) any other condition being imposed, the result of which is to increase the cost to the Bank of making, funding or maintaining loans or reduce any amount receivable by the Bank in connection with loans, or the Bank being required to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by the Bank, then, within 30 days of demand by the Bank, the Borrower shall pay the Bank that portion of such increased expense incurred or reduction in an amount received which the Bank in good faith determines is attributable to making, funding and maintaining its Loan and its Commitment.

     3.2  Changes in Capital Adequacy Regulations.  If the Bank in good faith
          ---------------------------------------
determines the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by the Bank, the Borrower shall pay the Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which the Bank in good faith determines is attributable to this Agreement, its Loan or its obligation to make the Loan hereunder (after taking into account the Bank's policies as to capital adequacy). "Change" means (i) any change after the date
                                    ------
of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank. "Risk-Based
                                                                 ----------
Capital Guidelines" means (i) the risk-based capital guidelines in effect in the
------------------
United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

                                  ARTICLE IV
                             CONDITIONS PRECEDENT
                             --------------------

     4.1  Initial Advance.  The Bank shall not be required to make the initial
          ---------------
Advance hereunder unless (a) the Borrower shall, prior to or concurrently with such initial Advance, have paid all fees due and payable to the Bank, and (b) the Borrower shall have furnished to the Bank the following:

          (i) The duly executed originals of the Loan Documents, including the Note, payable to the order of the Bank and this Agreement;

          (ii) (A) Certificates of good standing for the Borrower, the General Partners, CP Limited and each Material Subsidiary, from the states in which they are organized and have their principal place of business and chief executive offices, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and (B) foreign qualification certificates for the Borrower, CP Limited and each of its Material Subsidiary, certified by the appropriate governmental officer and dated not more than sixty (60) days prior to the Agreement Execution Date for each other jurisdiction where the failure of such entity to so qualify or be licensed (if required) would have a Material Adverse Effect;

          (iii) Copies of the formation documents (including code of regulations, if appropriate) of the Borrower, the General Partners and CP Limited, certified by an officer of the applicable General Partner, Borrower and CP Limited, together with all amendments thereto;

          (iv) Incumbency certificates, executed by officers of the applicable Borrower, General Partners and CP Limited, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Bank shall be entitled to rely until informed of any change in writing by the Borrower;

          (v) Copies, certified by an officer or trustee of the Borrower, of the Board of Trustees' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Bank) of the Borrower authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower hereunder;

          (vi) Copies, certified by the Secretary or an Assistant Secretary of Chateau Parent, of the Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Bank) of Chateau Parent authorizing the execution by Chateau Parent, as general partner of CP Limited, authorizing the execution by CP Limited as guarantor of this Agreement and the Guaranty Agreement;

          (vii) Copies, certified by the Secretary or an Assistant Secretary of ROC, of the Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Bank) of ROC authorizing the execution by ROC as general partner of CP Limited, authorizing the execution by CP Limited as guarantor of this Agreement and the Guaranty Agreement;

          (viii) A written opinion of the Borrower's and CP Limited's counsel, addressed to the Bank in substantially the form of Exhibit B hereto or such
                                                   ---------
other form as the Bank may reasonably approve;

          (ix) A certificate, signed by an officer of CP Limited, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower are true and correct as of the initial Borrowing Date provided that such certificate is in fact true and correct;

          (x) The most recent financial statements of the Borrower, CP Limited and Chateau Parent;

          (xi) UCC financing statement, judgment, and tax lien searches with respect to the Borrower and CP Limited from the states in which the Borrower and CP Limited are organized and have their principal place of business and chief executive offices;

          (xii) Written money transfer instructions, in substantially the form of Exhibit C hereto, addressed to the Bank and signed by an Authorized Officer
   ---------
of Borrower, together with such other related money transfer authorizations as the Bank may have reasonably requested; and

          (xiii) Such other documents as the Bank or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

     4.2  Subsequent Advances.  The Bank shall not be required to make any
          -------------------
subsequent Advance unless on the applicable Borrowing Date:

          (i)     There exists no Default or Unmatured Default;

          (ii) The representations and warranties contained in ARTICLE V are true and correct in all material respects as of such Borrowing Date with respect to Borrower and CP Limited and to any Subsidiary in existence on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

          (iii) There shall have been no change in the business, Property or condition (financial or otherwise) of the Borrower and CP Limited and its Subsidiaries from the preparation date of the most recent consolidated financial statements which could reasonably be expected to have a Material Adverse Effect.

     4.3  Advances.  Provided that no Default has occurred under this Agreement,
          --------
Advances will be made by the Bank within five (5) Business Days after receipt by the Bank of a disbursement request in the form of Exhibit A, executed by an
                                                  ---------
Authorized Officer of Borrower and certifying to the matters contained therein ("Advance Request").

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTEES
                        ------------------------------

     The Borrower and CP Limited represent and warrant to the Bank that:

     5.1  Existence. Borrower is an unincorporated California business trust
          ---------
duly organized and validly existing as an unincorporated business trust under the laws of the State of California, with its principal place of business in Greenwood Village, Colorado and is duly qualified as a foreign business trust, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. As of the Agreement Execution Date, Chateau Parent is the single largest shareholder of the Borrower and controls 100% of the stock in the "Advisor" to Borrower, The Windsor Corporation.

     5.2  Existence of Chateau Parent.  Chateau Parent is a corporation duly
          ---------------------------
organized and validly existing as a corporation under the laws of the State of Maryland and is qualified as a real estate investment trust under Section 856 through 860 of the Code, with its principal place of business in Greenwood Village, Colorado and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each of Chateau Parent's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. As of the Agreement Execution Date, the only assets of Chateau Parent (other than cash held for distribution to its shareholders) are its interest in Borrower, its interest in CP Limited, its interest in ROC, and its interest in various partnerships in which it owns, directly or indirectly, not more than 1% of the partnership interests and in which CP Limited owns, directly or indirectly, all of the remaining partnership interests.

     5.3  Existence of CP Limited. CP Limited is a limited partnership duly
          -----------------------
organized and validly existing as a limited partnership under the laws of the State of Maryland, with its principal place of business in Greenwood Village, Colorado and is duly qualified as a foreign limited partnership, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each of CP Limited's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. As of the Agreement Execution Date, (a) the only general partners of CP Limited are ROC and Chateau Parent, and (b) CP Limited is the sole limited partner of each of the 99% Partnership.

     5.4  Existence of ROC. ROC is a corporation duly organized and validly
          ----------------
existing as a corporation under the laws of the State of Maryland, with its principal place of business in Englewood, Colorado and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each of ROC's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. As of the Agreement Execution Date, the only assets of ROC (other than cash held for distribution to its shareholders) are its interest in CP Limited and 100% of the common stock in CCC, Inc., which is the sole general partner of, and the holder of a 1% partnership interest in, CCF Financing Partnership.

     5.5  Authorization and Validity. The Borrower and CP Limited, where
          --------------------------
applicable, each have the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower and CP Limited of the Loan Documents and the performance of their obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower and CP Limited enforceable against the Borrower and CP Limited in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.6  No Conflict, Government Consent. Neither the execution and delivery by
          -------------------------------
the Borrower or CP Limited of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the General Partners or CP Limited, any of its Subsidiaries or the partnership agreement, indenture, articles of incorporation or by-laws or other organizational documents, as the case may be, of such entities, or the provisions of any indenture, instrument or agreement to which the Borrower, the General Partners or CP Limited or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or the General Partners or CP Limited or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required in connection with the execution, delivery and performance of any of the Loan Documents other than the filing of a copy of this Agreement, or the filing of information concerning this Agreement, with the Securities and Exchange Commission, the New York Stock Exchange and certain state securities administrators. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exception by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or for the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.7   Financial Statements, Material Adverse Change.  All consolidated
           ---------------------------------------------
financial statements of the Borrower, CP Limited and its Subsidiaries heretofore delivered to the Bank were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Borrower, CP Limited and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments. From the preparation date of the most recent financial statements delivered to the Bank through the Agreement Execution Date, there was no change in the business, Property, or condition (financial or otherwise) of the Borrower or CP Limited and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.8   Taxes.  The Borrower and CP Limited and its Subsidiaries have filed
           -----
all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or CP Limited or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and remain outstanding. The charges, accruals and reserves on the books of the Borrower, CP Limited and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.9   Litigation and Guarantee Obligations.  Except as set forth on
           ------------------------------------
Schedule 2 hereto or as set forth in written notice to the Bank from time to
----------
time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower, or CP Limited or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. The Borrower and CP Limited have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.1
                                                                     -----------
or as set forth in written notices to the Bank given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

     5.10  ERISA.  The Unfunded Liabilities of all Single Employer Plans as of
           -----
the Agreement Execution Date do not in the aggregate exceed $1,000,000 or, subsequent to the Agreement Execution Date, exceed in the aggregate an amount which could have a Material Adverse Effect. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate as of the Agreement Execution Date, or subsequent to the Agreement Execution Date, exceed in the aggregate an amount which could have a Material Adverse Effect. Each Plan (other than a Multiemployer Plan) complies in all material respects with all applicable requirements of law and regulations (other than those the failure with which to comply would not result in a Material Adverse Effect), no Reportable Event has occurred with respect to any Plan (other than a Multiemployer Plan), neither the Borrower nor any other members of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

     5.11  Accuracy of Information.  All factual information heretofore or
           -----------------------
contemporaneously furnished by or on behalf of the Borrower and CP Limited or any of its Subsidiaries to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower, CP Limited or any of its Subsidiaries to the Bank will be, to the knowledge of Borrower and CP Limited true and accurate (taken as a whole) in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances and purposes for which such information was provided at such time.

     5.12  Regulation U.  The Borrower has not used the proceeds of any Advance
           ------------
to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

     5.13  Material Agreements.  Neither the Borrower,  nor CP Limited and any
           -------------------
Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. The Borrower, CP Limited and any Subsidiary are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

     5.14  Compliance With Laws.  The Borrower and CP Limited and its
           --------------------
Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect. Neither the Borrower, nor CP Limited and any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

     5.15  Ownership of Properties.  Except as set forth on Schedule 1 hereto,
           -----------------------                          ----------
on the date of this Agreement, the Borrower, CP Limited and its Subsidiaries will have good and marketable (or the equivalent) title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets
                        ------------
reflected in the financial statements as owned by it.

     5.16  Investment Company Act.  The Borrower, CP Limited and any Subsidiary
           ----------------------
are not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.17  Public Utility Holding Company Act.   The Borrower, CP Limited and
           ----------------------------------
any Subsidiary are not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.18  Solvency.  (i) Immediately after the Agreement Execution Date and
           --------
immediately following the making of the Loan and after giving effect to the application of the proceeds of the Loan, (a) the fair value of the assets of the Borrower, CP Limited and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower, CP Limited and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower, and CP Limited and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower, CP Limited and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and CP Limited and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower, CP Limited and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

           (ii) Neither the Borrower nor CP Limited intend to permit any of their Subsidiaries to, and do not believe that they or any of their Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     5.19  Insurance.  The Borrower, CP Limited  and its Subsidiaries carry
           ---------
insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower, CP Limited and its Subsidiaries operate, including, without limitation:

           (i) Property and casualty insurance in the amount of the replacement cost of the improvements at the Project (other than improvements owned by a tenant thereof), including flood and other water damage insurance as deemed appropriate by the Borrower and/or CP Limited depending on the location and flood zone;

           (ii) Insurance that covers builder's risk exposures on projects under construction;

           (iii) Loss of rental income insurance for up to six months following a covered property loss; and

           (iv) Liability insurance in an amount of at least $6,000,000 per occurrence.

     5.20  REIT Status.  Chateau Parent's common stock is listed on the New York
           -----------
Stock Exchange and Chateau Parent is in compliance with all requirements for continued listing of such stock, and Chateau Parent is qualified as a real estate investment trust under Sections 856 through 860 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of Chateau Parent as a real estate investment trust under such Code sections.

     5.21  Environmental Matters.  Each of the following representations and
           ---------------------
warranties is true and correct on and as of the Agreement Execution Date except as disclosed on Schedule 3 attached hereto and to the extent that the facts and
                ----------
circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

           (a) To the best knowledge of the Borrower and where applicable, CP Limited, except as set forth on Schedule 3, the Projects of the Borrower, CP Limited and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably be expected to give rise to liability of the Borrower or CP Limited or any Subsidiary under, Environmental Laws.

           (b) To the best knowledge of the Borrower, CP Limited, and except as set forth on Schedule 3, (i) the Projects of the Borrower, CP Limited and its Subsidiaries and all operations at the Projects are in material compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by the Borrower, CP Limited and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

           (c) The Borrower, CP Limited and any of its Subsidiaries have not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects which remains outstanding, nor does the Borrower or CP Limited have knowledge or reason to believe that any such notice will be received or is being threatened in writing.

           (d) To the best knowledge of the Borrower and CP Limited, Materials of Environmental Concern have not been transported or disposed of from the Projects of the Borrower, CP Limited and its Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability of the Borrower or CP Limited or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower, CP Limited and its Subsidiaries in violation of, or in a manner that could reasonably be expected to give rise to liability of the Borrower, CP Limited or any Subsidiary under, any applicable Environmental Laws.

           (e) No judicial proceeding or governmental or administrative action is pending, or, to the knowledge of the Borrower or CP Limited, threatened, under any Environmental Law to which the Borrower or CP Limited or any of its Subsidiaries is a party or, to the Borrower's and CP Limited's knowledge, will be named as a party with respect to the Projects of the Borrower, CP Limited and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower, CP Limited and its Subsidiaries.


           (f) To the best knowledge of the Borrower and CP Limited, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower, CP Limited and its Subsidiaries, or arising from or related to the operations of the Borrower, CP Limited and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

           (g) The Borrower and CP Limited represent that the matters disclosed on Schedule 3 could not reasonably be expected to have a Material Adverse
   ----------
Effect.

     5.22  Compliance With Other Agreements.  Issuance of the Guaranty Agreement
           --------------------------------
does not violate the terms of any other loan or agreement to which CP Limited is a party.

                                  ARTICLE VI
                                   COVENANTS
                                   ---------

     During the term of this Agreement, unless the Bank shall otherwise consent in writing:

     6.1   Financial Reporting.  Each of the Borrower and CP Limited will
           -------------------
maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Bank the following (provided that the following balance sheets and statements may be furnished in the form of balance sheets and statements of Chateau Parent, with accompanying adjustments and calculations adequate to separately determine the financial condition of the Borrower, CP Limited and its Subsidiaries):

           (i) As soon as available, but in any event not later than 60 days after the close of each of the first three fiscal quarters, for the Borrower, CP Limited and its Consolidated Subsidiaries, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income of the Borrower, CP Limited and its Consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower's and CP Limited's chief financial officer or chief accounting officer;

           (ii) As soon as available, but in any event not later than 60 days after the close of each fiscal quarter, for the Borrower, CP Limited and its Consolidated Subsidiaries, the following reports in form and substance reasonably satisfactory to the Bank, all certified by the entity's chief financial officer or chief accounting officer: a statement of Funds From Operations, a statement detailing Consolidated Outstanding Indebtedness, Consolidated Secured Indebtedness, Consolidated Senior Unsecured Indebtedness, Unconsolidated Debt Service and EBITDA (with a breakdown between Unencumbered Assets and other assets), a report listing and describing all newly acquired Projects, including their net operating income, cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary information and such other information on all Projects as may be reasonably requested, including, without limitation, if requested by the Bank, operating statements in form reasonably satisfactory to Bank;

           (iii) As soon as available, but in any event not later than 120 days after the close of each fiscal year, for the Borrower, CP Limited and its Subsidiaries, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, prepared by Pricewaterhouse Coopers LLP (or other independent certified public accountants of nationally recognized standing reasonably acceptable to Bank);

           (iv) As soon as available, but in any event not later than 120 days after the close of each fiscal year, for the Borrower, CP Limited and its Subsidiaries, a statement detailing the contributions to EBITDA from each individual Project for the prior fiscal year in form and substance reasonably satisfactory to the Bank, certified by the entity's chief financial officer or chief accounting officer;

           (v) Upon the request of the Bank, a statement of cash flows for each individual Project and, to the extent not included in the Securities and Exchange Commission filings, a listing of capital expenditures;

           (vi) Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit D hereto signed by Chateau Parent's and CP Limited's chief financial
---------
officer or chief accounting officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer's knowledge, no Default or Unmatured Default exists, or if, to such officer's knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

           (vii) As soon as possible and in any event within 15 days after a responsible officer of Borrower or, where applicable, CP Limited, knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower or CP Limited describing said Reportable Event and the action which the Borrower or CP Limited propose to take with respect thereto;

           (viii) As soon as possible and in any event within 15 days after receipt by a responsible officer of the Borrower or CP Limited, a copy of (a) any notice or claim to the effect that the Borrower or CP Limited or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, CP Limited or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or CP Limited or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

           (ix) Promptly upon the furnishing thereof to the shareholders of Chateau Parent, copies of all financial statements, reports and proxy statements so furnished;

           (x) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which the Borrower, CP Limited, the General Partners or any of their respective Subsidiaries file with the Securities and Exchange Commission; and

           (xi) Such other information (including, without limitation, financial statements for the Borrower, CP Limited and nonfinancial information) as the Bank may from time to time reasonably request.

     6.2   Use of Proceeds. The Borrower will use the proceeds of the Advances
           ---------------
for the general corporate purposes of the Borrower, including working capital needs, interim financing for property acquisitions, capital improvements, expansions and financing and construction of manufactured home communities. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any "margin stock" (as defined in Regulation U) if such usage could constitute a violation of Regulation U by the Bank, (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person (or its board of directors, general partner or equivalent in other entities) has consented to such offer prior to any public announcements relating thereto, or (iii) to make any Acquisition other than a Permitted Acquisition.

     6.3   Notice of Default.  The Borrower and CP Limited will give, and will
           -----------------
cause each of its Subsidiaries to give, prompt notice in writing to the Bank of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4   Conduct of Business.  The Borrower, the General Partners and CP
           -------------------
Limited will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, the Borrower, CP Limited and its Subsidiaries may not undertake any business other than the acquisition, development, ownership, management, operation, leasing, improvement, renovation and expansion of manufactured home communities and ancillary businesses specifically related to such types of properties.

     6.5   Taxes.  The Borrower and CP Limited will pay, and will cause each of
           -----
its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6   Insurance.  The Borrower and CP Limited will, and will cause each of
           ---------
its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar projects in localities where the Borrower, CP Limited and its Subsidiaries operate, including without limitation the coverages described in Section 5.19, and the
                                                        ------------
Borrower will furnish to the Bank upon reasonable request full information as to the insurance carried.

     6.7   Compliance with Laws.  The Borrower and CP Limited will, and will
           --------------------
cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

     6.8   Maintenance of Properties.  The Borrower and CP Limited will, and
           -------------------------
will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and all Properties reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

     6.9   Inspection.  The Borrower and CP Limited will, and will cause each of
           ----------
their Subsidiaries to, permit the Bank upon reasonable notice, by its respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower, CP Limited and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower, CP Limited and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower, CP Limited and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Bank may designate.

     6.10  Maintenance of Status.  The Borrower and CP Limited shall at all
           ---------------------
times cause (i) the common stock of Chateau Parent to be listed on the New York Stock Exchange, and (ii) Chateau Parent to remain qualified as a real estate investment trust under the Code.

     6.11  Dividends.  Provided there is no then-existing Default or (after
           ---------
notice thereof to Borrower and CP Limited) Unmatured Default hereunder, the Borrower and CP Limited shall be permitted to make distributions to its partners, and Chateau Parent shall be permitted to declare and pay dividends on its Capital Stock from time to time in amounts determined by Borrower, CP Limited or Chateau Parent, as the case may be, provided, however, that in no
                                               -----------------
event shall Borrower or CP Limited make any such distributions, or suffer or permit Chateau Parent to declare or pay dividends on its Capital Stock, if such distributions or dividends paid on account of any calendar year, in the aggregate, would exceed 95% of Funds From Operations for such calendar year. Notwithstanding the foregoing, provided that there exists no Default or Unmatured Default hereunder, the Borrower and CP Limited shall be permitted to make distributions to their partners and stockholders, including without limitation Chateau Parent, and Chateau Parent shall be permitted at all times to distribute to its shareholders whatever amount of dividends or distributions is necessary to maintain Chateau Parent's tax status as a real estate investment trust.

     6.12  Merger, Sale of Assets.  Neither the Borrower nor CP Limited will,
           ----------------------
nor will any of them permit any of their General Partners or Subsidiaries to, enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for (i) such transactions that occur between Wholly-Owned Subsidiaries or between Borrower, or CP Limited and a Wholly-Owned Subsidiary, (ii) a merger of Chateau Parent, ROC or CP Limited or a Subsidiary (the "Chateau Acquiring Entity") and another entity engaged in substantially the same business as Chateau Parent, Borrower or CP Limited as the case may be, provided that (A) Chateau Acquiring Entity is the surviving entity, (B) the entity with which such Chateau Acquiring Entity merges (and all consolidated subsidiaries thereof taken as a whole) has less than 50% of the consolidated then current market value of Chateau Parent, the Borrower, CP Limited and the Consolidated Subsidiaries taken as a whole and (C) the surviving entity will continue to be managed by substantially the same management team as is then managing Chateau Parent, or
(iii) as otherwise approved in advance by the Bank.

     6.13  Sale and Leaseback.  Neither the Borrower nor CP Limited will, nor
           ------------------
will it permit any of its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as lessee.

     6.14  Acquisitions and Investments.  Neither the Borrower nor CP Limited
           ----------------------------
will, nor will any of them permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

           (i)     Cash Equivalents;

           (ii) Investments in Projects, and Investments in direct or indirect wholly owned Subsidiaries engaged substantially in the business of owning, operating, leasing and managing Projects;

           (iii)   Subject to the last sentence of this Section 6.14,
                                                        -----------
Investments in land (other than land which is part of a completed Project) which do not exceed, in the aggregate, ten percent (10%) of Consolidated Market Value;

           (iv)    Subject to the last sentence of this Section 6.14,
                                                        ------------
Investments in commercial real estate (other than Projects or land which is included under clause (iii) above) which do not exceed, in the aggregate, ten percent (10%) of Consolidated Market Value;

           (v)     Subject to the last sentence of this Section 6.14,
                                                        ------------
Investments in joint ventures, partnerships and Subsidiaries which are not either 99% Partnerships or Wholly Owned Subsidiaries which do not exceed, in the aggregate, ten percent (10%) of Consolidated Market Value;

           (vi)    Subject to the last sentence of this Section 6.14,
                                                        ------------
Investments in stocks and securities (other than Cash Equivalents) which do not exceed, in the aggregate, ten percent (10%) of Consolidated Market Value; and

           (vii)   Subject to the last sentence of this Section 6.14,
                                                        ------------
Investments in mortgage loans or other types of indebtedness secured by real property which do not exceed, in the aggregate, ten percent (10%) of Consolidated Market Value;

provided that, after giving effect to such Acquisitions and Investments, Borrower and CP Limited continue to comply with all its covenants herein. Acquisitions permitted pursuant to this Section 6.14 shall be deemed to be
                                        ------------
"Permitted Acquisitions".  Notwithstanding the foregoing, the Investments of
-----------------------
Borrower or of CP Limited and its Subsidiaries described in clauses (iii), (iv),
(v), (vi) and (vii) above shall not, in the aggregate, exceed fifteen percent (15%) of Consolidated Market Value. All Investments shall be valued in accordance with GAAP.

     6.15  Liens.  Neither the Borrower nor CP Limited will, nor will it permit
           -----
any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or CP Limited or any of its Subsidiaries, except:

           (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

           (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

           (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

           (iv) Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material adverse way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or CP Limited or its Subsidiaries;

           (v) Liens on Projects existing on the date hereof which secure Indebtedness as described in Schedule 1 hereto;
                             ----------

           (vi)    Liens other than Liens described in subsections (i) through
(iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Indebtedness will not result in a Default in any of Borrower's or CP Limited's covenants herein;

           (vii) Leases of space in Projects to tenants in the ordinary course of business; and

           (viii)  All ground leases, whether or not Approved Ground Leases.

Liens permitted pursuant to this Section 6.15 shall be deemed to be "Permitted
                                 ------------                        ---------
Liens".
-----

     6.16  Affiliates.  The Borrower and CP Limited will not, nor will they
           ----------
permit any of their Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or

CP Limited's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or CP Limited or such Subsidiary than the Borrower or CP Limited or such Subsidiary would obtain in a comparable arms-length transaction.

     6.17  Financial Undertakings. Neither the Borrower nor CP Limited will
           ----------------------
enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Financial Undertaking, except to the extent required to protect the Borrower, Chateau Parent, CP Limited and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.

     6.18  Variable Interest Indebtedness. Neither the Borrower nor CP Limited
           ------------------------------
and its Subsidiaries shall at any time permit the outstanding principal balance of Indebtedness hereunder which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed $125,000,000, unless all of such Indebtedness in excess $125,000,000 is subject to a swap, rate cap or other interest rate management program reasonably approved by the Bank that effectively converts the interest rate on such excess to a fixed rate.

     6.19  Consolidated Net Worth. CP Limited shall maintain a Consolidated Net
           ----------------------
Worth, calculated as of the last day of each fiscal quarter, of not less than the sum of $500,000,000 plus (ii) seventy-five percent (75%) of the aggregate proceeds received by the CP Limited (net of customary related fees and expenses) in connection with any offering of stock in either of the General Partners after _______________, 1999 [date of Credit Agreement] and on or prior to the date such determination of Consolidated Net Worth is made.

     6.20  Indebtedness and Cash Flow Covenants. CP Limited on a consolidated
           ------------------------------------
basis with its Subsidiaries shall not permit:

           (i) Consolidated Outstanding Indebtedness to exceed fifty percent (50%) of Consolidated Market Value, based on reported results for the most recent full fiscal quarter;

           (ii) Consolidated Secured Indebtedness to exceed twenty-five percent (25%) of Consolidated Market Value, based on reported results for the most recent full fiscal quarter;

           (iii) the Value of Unencumbered Assets, based on reported results for the most recent full fiscal quarter, to be less than 2.0 times the Consolidated Senior Unsecured Indebtedness;

           (iv) EBITDA to be less than 2.0 times the Consolidated Debt Service, based on results for the two most recent full fiscal quarters for which CP Limited has reported results under Section 6.1, annualized; and
                                   -----------

           (v) The ratio of (a) Net Operating Income attributable to Unencumbered Assets to (b) Consolidated Interest Expense attributable to Unsecured Indebtedness, in each case based on reported results for the most recent full fiscal quarter, to be less than 2.0.

     6.21  Environmental Matters. Borrower, CP Limited and its Subsidiaries
           ---------------------
shall:

          (a) Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants of the Projects or other Property of Borrower, CP Limited and its Subsidiaries, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all such tenants and subtenants obtain (to the extent necessary) and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower, CP Limited or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Borrower, CP Limited or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by the Borrower, CP Limited or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions with respect to the Projects and other Property of Borrower, CP Limited and its Subsidiaries required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower or CP Limited has determined in good faith that contesting the same is not in the best interests of the Borrower, CP Limited and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

          (c) Defend, indemnify and hold harmless Bank, and its respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, CP Limited, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

          (d) Prior to the acquisition of a new Project after the Agreement Execution Date, perform or cause to be performed an environmental investigation which investigation shall at a minimum comply with the specifications and procedures attached hereto as Exhibit E. In connection with any such
                              ---------
investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to the Bank upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.

     6.22 Ownership of Borrower. Chateau Parent shall at all times, either
          ---------------------
directly or indirectly (including as general partner of CP Limited), hold controlling interests in the "Advisor" to the Borrower, The Windsor Corporation.

     6.23 Restrictions of General Partners. Neither General Partner shall own or
          --------------------------------
acquire any manufactured home community, (ii) any land for the development of any manufactured home community or (iii) any other type of assets (other than one or more interests in the Borrower or CP Limited ) if such other types of assets have an aggregate market value of more than $10,000,000.

     6.24 Year 2000 Compliance. Borrower and CP Limited have each reviewed and
          --------------------
assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by Borrower or CP Limited, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Borrower and CP Limited reasonably believe that the year 2000 problem will not result in a Material Adverse Effect in Borrower's or CP Limited's business condition (financial or otherwise), operations, properties or prospects or ability to repay Bank. Borrower and CP Limited agree that this representation will be true and correct on and shall be deemed made by Borrower and CP Limited on each date Borrower requests any Advance under this Agreement or Note or delivers any information to Bank. Borrower and CP Limited will promptly deliver to Bank such information relating to this representation as Bank requests from time to time.

     6.25 Further Assurances. Borrower and CP Limited will at any time and from
          ------------------
time to time upon request of the Bank take or cause to be taken any action, execute, acknowledge, deliver or record any further documents, opinions or other instruments or obtain such additional insurance as Bank in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement.


                                  ARTICLE VII
                                   DEFAULTS
                                   --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1  Nonpayment of any principal payment on the Note when due.

     7.2 Nonpayment of interest on the Note or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

     7.3  The breach of any of the terms or provisions of Sections 6.2, 6.10
                                                          ------------------
through 6.20, 6.22 and 6.23.
---------------------------

     7.4 Any representation or warranty made or deemed made by or on behalf of the Borrower, CP Limited or any of its Subsidiaries to the Bank under or in connection with this Agreement, the Loan, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which the same was made.

     7.5 The breach by the Borrower or CP Limited (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 and 7.4) of any of the terms
                            -----------------------------
or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Bank; provided, however, that if such breach cannot reasonably be remedied within fifteen (15) days, such fifteen (15) day period shall be extended for an additional thirty
(30) days provided that Borrower and/or CP Limited has commenced and is diligently prosecuting the remedy of such breach.

     7.6 Failure of the Borrower or CP Limited, any of its Subsidiaries or either General Partner to pay any Indebtedness in a principal amount in excess of $10,000,000, in the aggregate, when due; or the default by the Borrower, CP Limited, any of its Subsidiaries or either General Partner in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which results in any such Indebtedness of the Borrower, CP Limited, any of its Subsidiaries or either General Partner to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Indebtedness shall not constitute a Default so long as the Borrower, CP Limited, its Subsidiaries or either General Partner, as the case may be, is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower, CP Limited or its Subsidiaries or either General Partner, as the case may be, have set aside, in a manner reasonably satisfactory to the Bank, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome).

     7.7 The Borrower, CP Limited, either General Partner or any Subsidiary having a Market Value in excess of $10,000,000, shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7, (vi) fail to contest in good faith any
                  -----------
appointment or proceeding described in Section 7.8 or (vii) admit in writing its
                                       -----------
inability to pay its debts generally as they become due.

     7.8 A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, CP Limited, either General Partner or any Subsidiary having a Market Value in excess of $10,000,000, or for any Substantial Portion of the Property of the Borrower, CP Limited, either General Partner or such Subsidiary, or a proceeding described in Section 7.7 shall be instituted against
                                         -----------
the Borrower, CP Limited, either General Partner or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

     7.9 The Borrower, CP Limited, either General Partner or any of the Borrower's or CP Limited's Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Borrower or CP Limited or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

     7.10 The Borrower or CP Limited or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts then required to be paid to Multiemployer Plans by the Borrower as withdrawal liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $1,000,000 per annum.

     7.11 The Borrower or CP Limited or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower or CP Limited and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

     7.12 Failure of Borrower or CP Limited to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), material environmental problems related to Projects if (i) the affected Projects have an aggregate book value in excess of $20,000,000 or (ii) the estimated costs of remediation at all affected Projects, in the aggregate, exceed $2,000,000.

     7.13 The occurrence of any "Default" as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

     7.14  A Change in Control occurs.

     7.15 Chateau Parent shall fail to (i) qualify as a real estate investment trust under Sections 856 through 860 of the Code (unless the Bank shall have otherwise consented thereto) or (ii) maintain its listing on the New York Stock Exchange.


                                 ARTICLE VIII
                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

     8.1   Acceleration. If any Default described in Section 7.7 or 7.8 occurs
           ------------                              ------------------
with respect to the Borrower or CP Limited, the obligations of the Bank to make Advances hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Bank. If any other Default occurs, the Bank, at any time prior to the date that such Default has been fully cured, may terminate or suspend the obligations of the Bank to make Advances hereunder, or declare the Obligations to be due and payable, or both, whereupon (i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower and CP Limited hereby expressly waive and (ii) the Bank shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing such judicial action as it deems necessary and appropriate, all amounts owed by the Borrower under the Loan Documents.

           If, after acceleration of the maturity of the Obligations or termination of the obligations of the Bank to make Advances hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8
                                                              ------------------
with respect to the Borrower or CP Limited) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Bank (in its sole discretion) shall, by notice to the Borrower and CP Limited, rescind and annul such acceleration and/or termination.

     8.2   Amendments. This Agreement and the documents related hereto may not
           ----------
be amended or modified, nor may any of their terms be modified or waived, except by written instruments signed by the Bank and the other party or parties to such document.

     8.3   Preservation of Rights. No delay or omission of the Bank to exercise
           ----------------------
any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Bank required pursuant to Section 8.2, and then only to the extent
                                        -----------
in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Bank until the Obligations have been paid in full.


                                  ARTICLE IX
                              GENERAL PROVISIONS
                              ------------------

     9.1   Arbitration.  The undersigned hereby agree that all controversies and
           -----------
claims of any nature arising directly or indirectly out of any and all loan transactions between them and any related agreements, instruments or documents, shall at the written request of any party be submitted to binding arbitration pursuant to the applicable rules of the American Arbitration Association. The arbitration shall proceed in Denver, Colorado, shall be governed by Colorado law and shall be conducted in accordance with the Commercial Arbitration Rule of AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

           (i) A single arbitrator shall have the power to render a maximum award of one hundred thousand dollars. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

          (ii) No provision of this Section 9.1 shall limit the right of any party to exercise self- help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Bank's option, it may enforce its rights under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the right of submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.

     9.2  Survival of Representations. All representations and warranties of the
          ---------------------------
Borrower and CP Limited contained in this Agreement shall survive delivery of the Note and the making of the Loan herein contemplated.

     9.3  Governmental Regulation.  Anything contained in this Agreement to the
          -----------------------
contrary notwithstanding, no Bank shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.4  Taxes. Any taxes (excluding taxes on the overall net income of the
          -----
Bank) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.5  Headings. Section headings in the Loan Documents are for convenience
          --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.6  Entire Agreement.  The Loan Documents embody the entire agreement and
          ----------------
understanding among the Borrower, CP Limited, the Bank and supersede all prior commitments, agreements and understandings among the Borrower, CP Limited and the Bank relating to the subject matter thereof.

     9.7  Expenses; Indemnification. The Borrower shall reimburse the Bank for
          -------------------------
all reasonable fees and expenses for attorneys for the Bank paid or incurred by the Bank in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower and CP Limited further agree to indemnify the Bank, its directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Bank is a party thereto) which the Bank may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The obligations of the Borrower and CP Limited under this Section 9.7 shall survive the termination of this Agreement.

     9.8  Accounting.  Except as provided to the contrary herein, all accounting
          ----------
terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

     9.9  Severability of Provisions. Any provision in any Loan Document that is
          --------------------------
held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10 Nonliability of Bank. The relationship between the Borrower, on the
          --------------------
one hand, and the Bank, on the other, shall be solely that of borrower and lender. The Bank shall have no fiduciary responsibilities to the Borrower. The Bank does not undertake responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.11 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
          -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.12 CONSENT TO JURISDICTION. THE BORROWER AND CP LIMITED HEREBY
          -----------------------
IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER AND CP LIMITED HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR CP LIMITED IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER OR CP LIMITED AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DENVER, COLORADO.

     9.13 WAIVER OF JURY TRIAL. THE BORROWER, CP LIMITED AND THE LENDER HEREBY
          --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                   ARTICLE X
                           SETOFF, RATABLE PAYMENTS
                           ------------------------

     10.1  Setoff. In addition to, and without limitation of, any rights of the
           ------
Bank under applicable law, if the Borrower or CP Limited becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Bank to or for the credit or account of the Borrower and/or CP Limited may be offset and applied toward the payment of the Obligations owing to the Bank at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due.


                                  ARTICLE XI
                     BENEFIT OF AGREEMENT; PARTICIPATIONS
                     ------------------------------------

     11.1  Successors and Assigns. The terms and provisions of the Loan
           ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents. The Bank may at any time, without the consent of the Borrower or the Bank, assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

     11.2  Participations. Bank, at any time, shall have the right to sell,
           --------------
assign, transfer, negotiate or grant participation interests in the Loan and in any documents and instruments executed in connection therewith. Borrower acknowledges and agrees that any such disposition shall give rise to a direct obligation of Borrower to each such participant, so long as any enforcement action shall be taken jointly among such participants. Bank is authorized to furnish to any participant or prospective participant any information or document that Bank may have or obtain regarding the Loan or the Loan Parties.

     11.3  Dissemination of Information. The Borrower authorizes Bank to
           ----------------------------
disclose to any Participant or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective
                                            ----------
Transferee any and all information in the Bank's possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject to Section 12.6.
                                                                  ------------

     11.4  Confidentiality.  The Bank agrees to take normal and reasonable
           ---------------
precautions and exercise due care to maintain the confidentiality of all nonpublic information provided to them by the Borrower or by any other Person on the Borrower's behalf in connection with the Loan Documents and agree and undertake that neither they nor any of their Affiliates shall disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by the Loan Documents. The Bank may disclose such information (1) at the request of any regulatory authority with jurisdiction over the Bank or in connection with an examination of such Person by any such authority, (2) pursuant to subpoena or other process of a court having jurisdiction over the Bank, (3) when required to do so in accordance with the provisions of any applicable law, (4) at the express direction of any other governmental authority, with jurisdiction over the Bank, of any State of the United States of America or of any other jurisdiction in which such Person conducts its business, (5) to such Person's independent auditors, attorneys and other professional advisors, (6) if such information has become public other than through disclosure by such Person or the Bank, and (7) in connection with any litigation involving such Person. Notwithstanding the foregoing, the Borrower authorizes the Bank to disclose to any prospective or actual Transferee such financial and other information in its possession (i) which has been delivered to such Person pursuant to the Loan Documents or which has been delivered to such Person by the Borrower prior to entering into the Loan Documents, or (ii) which is reasonably necessary to effectuate the purposes of this Agreement and the Loan Documents; provided that, unless otherwise agreed by the Borrower, such Transferee shall agree to keep such information confidential to the same extent required to the Bank, as applicable, hereunder.


                                  ARTICLE XII
                                    NOTICES
                                    -------

     12.1  Giving Notice. All notices and other communications provided to any
           -------------
party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     12.2  Change of Address. The Borrower, CP Limited, the Bank may each change
           -----------------
the address for service of notice upon it by a notice in writing to the other parties hereto.


                                 ARTICLE XIII
                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, CP Limited, and the Bank and each party has notified the Bank by telex or telephone, that it has taken such action.

     IN WITNESS WHEREOF, the Borrower, CP Limited, and the Bank have executed this Agreement as of the date first above written.

                              BORROWER:

                              N'TANDEM TRUST, an unincorporated California
                              Business Trust


                              By: /s/ Gary McDaniel
                                 _______________________________________________
                              Name:  Gary McDaniel
                                   _____________________________________________

                              Title:  Trustee

                              Address:       6160 South Syracuse Way
                                             Greenwood Village, CO 80111
                               Phone:  303-741-3707
                               Facsimile:  303-741-3715

                              CP LIMITED:

                              CP LIMITED PARTNERSHIP, a Maryland limited partnership

                              By:  CHATEAU COMMUNITIES, INC., a Maryland
                              corporation, general partner



                                    By:  /s/ Tamara Fischer
                                        ____________________________________

                                    Name:  Tamara Fischer
                                          __________________________________

                                    Title: Executive Vice President
                                           _________________________________

                                    Address:     6160 South Syracuse Way
                                                 Greenwood Village, CO 80111
                                    Phone:  303-741-3707
                                    Facsimile:  303-741-3715

                              ROC COMMUNITIES, INC., a Maryland corporation, general partner



                                    By:  /s/ Tamara Fischer
                                        ____________________________________

                                    Name:  Tamara Fischer
                                           _________________________________

                                    Title: Executive Vice President
                                          __________________________________

                                    Address:   6160 South Syracuse Way
                                               Greenwood Village, CO 80111
                                    Phone: 303-741-3707
                                    Facsimile: 303-741-3715

     The undersigned, Chateau Communities, Inc. and ROC Communities, Inc., which are the sole general partners of CP Limited, for the benefit of the Bank under this Agreement, hereby (i) accept and agree to the restrictions which the Borrower and CP Limited have agreed to cause to be imposed on their actions and activities under Section 6.4, 6.10, 6.11, 6.12, 6.22 and 6.23 of this Agreement
                         ---  ----  ----  ----   -----    -----
and (ii) agree that, with respect to any interest either of them may directly or indirectly hold in any entity which owns a Project or Projects that are included in Unencumbered Assets, the undersigned shall sell or obtain secured financing on such Project at the direction of the Borrower on such terms as may be acceptable to the Borrower.


                              CHATEAU PARENT:

                              CHATEAU COMMUNITIES, INC., a Maryland corporation



                              By:  /s/ Tamara Fischer
                                 _______________________________________________

                              Name:  Tamara Fischer
                                   _____________________________________________

                              Title: Executive Vice President
                                    ____________________________________________

                              Address:     6160 South Syracuse Way
                                           Greenwood Village, CO 80111
                               Phone: 303-741-3707
                               Facsimile: 303-741-3715

                              ROC:

                              ROC COMMUNITIES, INC., a Maryland corporation



                              By:  /s/ Tamara Fischer
                                 _______________________________________________

                              Name:  Tamara Fischer
                                   _____________________________________________

                              Title: Executive Vice President
                                    ____________________________________________

                              Address:     6160 South Syracuse Way
                                           Greenwood Village, CO 80111
                               Phone:  303-741-3707
                               Facsimile:  303-741-3715

                                   U.S. BANK NATIONAL ASSOCIATION


                                       /s/ Lisa Meireis
                                   By:__________________________________________

                                           Lisa Meireis
                                   Name:________________________________________

                                           Officer
                                   Title:_______________________________________

                                   918 Seventeenth Street
                                   Denver, Colorado 80202
                                   phone:     303/585-4172
                                   facsimile: 303/585-4198

                                   Attention:  Mr. Chris Taylor

                                   EXHIBIT A
                                      TO
                               CREDIT AGREEMENT
                    (Acquisition/Revolving Line of Credit)

                                ADVANCE REQUEST
                        U.S. BANK NATIONAL ASSOCIATION

                                   EXHIBIT B

                          FORM OF OPINION OF COUNSEL

                                   EXHIBIT C

                          MONEY TRANSFER INSTRUCTIONS

                                   EXHIBIT E
                                   ---------

               ENVIRONMENTAL INVESTIGATION SPECIFICATIONS AND PR
               -------------------------------------------------

     Phase I Environmental Site Assessments to be prepared in accordance with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process (ASTM Designation E1527-94), a summary of which follows:

     This ASTM practice is generally considered the industry standard for conducting a Phase I Environmental Site Assessment (ESA). The purpose of this standard is to "define good commercial and customary practice in the Untied States of America for conducting an ESA of a parcel of commercial real estate with respect to the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and petroleum products." The ASTM Phase I ESA is intended to permit a user to satisfy one of the requirements to qualify for the innocent landowner defense to CERCLA liability; that is, the practice that constitutes "all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial or customary practices" as defined in 42 USC 9601(35)(B).

     The goal of the ASTM Phase I ESA is to identify "recognized environmental conditions." Recognized environmental conditions means the presence or likely presence of any hazardous substances or petroleum products on a property under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances or petroleum products into structures on the property or into the ground, groundwater, or surface water of the property. The term includes hazardous substances or petroleum products even under conditions in compliance with laws. The term is not intended to include de minimis conditions that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

     The ASTM standard indicates that a Phase I ESA should consist of four main components: 1) Records Review; 2) Site Reconnaissance; 3) Interviews; and
     4) Report. The purpose of the records review is to obtain and review records that will help identify recognized environmental conditions in connection with the property. The site reconnaissance involves physical observation of the property's exterior and interior, as well as an observation of adjoining properties. Interviews with previous and current owners and occupants, and local government officials provides insight into the presence or absence of recognized environmental conditions in connection with the property. The final component of the ESA, the report, contains the findings of the ESA and conclusions regarding the presence or absence of recognized environmental conditions in connection with the property. It includes documentation to support the analysis, Opinions, and conclusions found in the report.

     While the use of this practice is intended to constitute appropriate inquiry for purposes of CERCLA's innocent landowner defense, it is not intended that its use be limited to that purpose. The ASTM standard is intended to be an approach to conducting an inquiry designed to identify recognized environmental conditions in connection with a property, and environmental site assessments.

                                  SCHEDULE 1

                        (See Sections 5.15 and 6.15(v))
                             --------------------------

                         CP LIMITED PARTNERSHIP LIENS

     The Permitted Ground Leases and the following:

             Property                     State              # of Sites    Type
             --------                     -----              ----------    ----

1.   Atlanta Meadows                       GA     Encumbered       75       F
2.   Breazeale                             WY     Encumbered      118       F
3.   Cas Linda                             NV     Encumbered      107       F
4.   Casual Estates                        NY     Encumbered      960       F
5.   Conway Circle                         FL     Encumbered      111       F
6.   Countryside Village-Great Falls       MT     Encumbered      222       F
7.   Crestview                             OK     Encumbered      237       F
8.   Del Tura                              FL     Encumbered    1,343       A
9.   Eagle Point                           WA     Encumbered      230       F
10.  Eldorado Estates                      FL     Encumbered      126       F
11.  Ferrand Estates                       MI     Encumbered      420       F
12.  Homestead Ranch                       TX     Encumbered      122       A
13.  Hickory Knoll                         IN     Encumbered      325       F
14.  Jade Isle                             FL     Encumbered      101       A
15.  Knoll Terrace                         OR     Encumbered      211       F
16.  Lakewood Estates                      IA     Encumbered      172       F
17.  Land O'Lakes                          FL     Encumbered      177       A
18.  Macomb                                MI     Encumbered    1,533       F
19.  Maple Grove                           ID     Encumbered      270       F
20.  Mariwood                              IN     Encumbered      296       F
21.  Marnelle                              GA     Encumbered      207       F
22.  Meadowbrook                           NY     Encumbered      254       F
23.  Midway Estates                        FL     Encumbered      204       A
24.  Mobet Meadows                         --
25.  Mobiland                              FL     Encumbered      214       F
26.  The Homestead                         TX     Encumbered      100       F
27.  Mosby's Point                         OH     Encumbered      150       F
28.  Norton Shores                         MI     Encumbered      656       F
29.  Oak Grove                             GA     Encumbered      173       F
30.  Oak Hill                              MI     Encumbered      504       F
31.  Paradise Village                      GA     Encumbered      226       F
32.  Pendleton                             IN     Encumbered      102       F
33.  Pinellas Cascades                     FL     Encumbered      238       F
34.  Riverview                             OR     Encumbered      133       F
35.  Rolling Hills                         KY     Encumbered      159       F
36.  Science City                          MI     Encumbered      170       A

             Property                     State              # of Sites    Type
             --------                     -----              ----------    ----

37.     Shadybrook                         NY     Encumbered    89          F
38.     Skyway                             IN     Encumbered   156          F
39.     Southwind Village                  FL     Encumbered   338          F
40.     Stonegate                          LA     Encumbered   157          F
41.     Terrace Heights                    IA     Encumbered   315          F
42.     Town & Country                     FL     Encumbered    72          F
43.     Twin Pines                         IN     Encumbered   200          F
44.     Vance                              OH     Encumbered   134          A
45.     Whispering Pines                   FL     Encumbered   397          F
46.     Willo Arms                         OH     Encumbered   262          F
47.     Arbor Village                      MI     Encumbered   262
48.     Autumn Forest                      NC     Encumbered   242
49.     Woodlake                           NC     Encumbered   293
50.     Spring Brook                       MI     Encumbered   389
51.     Highlands                          MI     Encumbered   596
52.     Valley Vista                       MI     Encumbered   137

                                  SCHEDULE 2
                                  ----------
                               (See Section 5.9)
                                    -----------

None

                                  SCHEDULE 3
                                  ----------
                              (See Section 5.21)
                                   ------------


                 CP LIMITED PARTNERSHIP ENVIRONMENTAL MATTERS

                              (See Section 6.21)
                                   ------------

     Certain of the Projects contain private sewer and water facilities, including waste water treatment facilities. Local authorities have alleged that the waste water treatment facilities at two Chateau Projects, Chateau Orion and Chateau Cranberry, are not in compliance with current standards. In such situations, such authorities have requested that such facilities be upgraded to meet certain standards and/or become connected to public water and sewer systems. Chateau do not consider the potential costs to be material.

     Approximately 18 months ago fuel oil was discovered at the Twenty-Nine Pines (CP Limited) Community in Minnesota and on the adjoining property. It was subsequently learned that the community had a fuel oil underground storage tank which supplied homes prior to the 1980's. Proposals for the clean-up are being prepared. The State of Minnesota has a fund which should pay approximately 90% of the clean-up costs. The State fund will not be responsible for legal costs and any damages alleged by adjoining property owners. The estimated clean-up costs are less than $300,000. Claims against the prior owner have been made.